

WESTMORELAND COAL COMPANY

FOURTH QUARTER AND FULL YEAR 2016

Earnings Webcast & Conference Call

March 28, 2017

Safe Harbor and Confidentiality

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management's expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial guidance and all other forward-looking statements speak only as of the date of our fourth quarter and full year 2016 earnings release, March 28, 2017. We have no duty to update or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events.





Compelling Investment Thesis:

Westmoreland – A Differentiated Business Model

Unrivaled in the Coal Industry

- Long-term customer contracts
- Volume and margin protected
- Minimal coal price exposure
- Mine-mouth operations
- Lowest-cost power generation
- Operational excellence
- Successful acquisition integrator
- Scalable model

Outstanding Cash Flow

Exceptional Assets

Superior Contracts

Consistent. Predictable. Cash Flow.

2016 – Year of Outstanding Accomplishments

2016 Results:

- Record-setting adjusted EBITDA
- Overachieved free cash flow generation

2016 Five Key Priorities:

- Optimize working capital
- Limit cash drag from non-core assets
- Evaluate capital equipment financing opportunities
- Execute: control what we can control
- De-lever, strengthen balance sheet, reduce interest expense



Notable 2016 Wins:

- San Juan: ahead on all metrics
- ONE WESTMORELAND initiative
- Customer, employee visits
- Continued strong safety focus

Strong Execution in 2016

2017 Strategic Focus Moving Forward

Build on Success

- Continued strong safety performance
- "Preserve the base" - Maximize our customers' competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Formed Finance Committee at Board level
  - Reduce leverage
  - Strengthen the balance sheet



Focused on Value Creation

Strong Execution Leads to Solid Results

(in millions)



$255 - $265
$272
2016 Guidance
2016 Actual

Adjusted EBITDA

- Exceeded guidance
- Record Adjusted EBITDA
- Restatement benefit ~ $6 million



$75 - $85
$113
2016 Guidance
2016 Actual

Free Cash Flow

- Exceeded guidance
- Successful cash flow initiatives



50 - 55
55
2016 Guidance
2016 Actual

Tons Sold

- Average weather-driven demand
- Additional San Juan volume

2016 Achievements

- Record quarterly and full-year adjusted EBITDA
  - Up 17% and 5% for Q4 and full year 2016, respectively, excluding San Juan, net loan & lease receivable
- Excellent cash flow generation
- Tons increased 19% in fourth quarter 2016 compared to fourth quarter 2015

Great Execution, Great Results

Note: Adjusted EBITDA and free cash flow are non-GAAP measures. Please refer to the appendix, Westmoreland's SEC filings and earnings releases for reconciliations to the most comparable GAAP measure.

Segment Results

Strong Execution at Segment Level:

- ***US – Coal segment***:
  - Adjusted EBITDA up 88% and 64% for fourth quarter and full year 2016, respectively.
  - Strong performance from San Juan, favorable weather, more customer uptime
- ***Canada – Coal segment:***
  - Adjusted EBITDA up 12% in fourth quarter, down 16% for full year 2016
  - Unfavorable weather, lower Newcastle pricing, changes in loan lease receivable
- ***WMLP segment***:
  - Double-digit adjusted EBITDA increase for fourth quarter, full year 2016
  - Successful cost savings initiatives



Cost Savings Underscores Strong Segment Results

Financial Strength

2016 Free Cash Flow

Cash flow from operating activities	$152 million
Plus: Loan and lease receivable	$ 7 million
Less: Capital expenditures	$ 46 million
Total Free Cash Flow	$113 million

Year Ended 2016

• Cash on hand	$ 60 million
• Debt outstanding	$ 1.1 billion
• Credit facility liquidity available[1]	$ 51 million



Solid Free Cash Flow Bolsters Balance Sheet Strength

[1] Includes availability under the Revolver and the WMLP Revolver

2017 Outlook

Coal Sales	Adjusted EBITDA	Free Cash Flow	Capital Expenditures
40-50 Million Tons	$280-$310 Million	$115-$140 Million	$40-$50 Million
• Significant tons under contract • Expired Jewett & Beulah contracts • Conservative weather outlook • Ohio market pressures • Ohio customer extended outage to make investment in plant	• Significant tons under contract • Expired Jewett & Beulah contracts • Conservative weather outlook • Ohio market pressures • Ohio customer extended outage to make investment in plant	• ROVA and Coal Valley improved • Accelerated cash receipts in 2016 • Cash interest of ~$95 M • Positive working capital and returns of collateral	• Disciplined approach • Effective maintenance programs • No expected significant step up

2017 Priorities

- Continued strong safety performance
- "Preserve the base" - Maximize our customers' competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Formed Finance Committee at Board level
  - Reduce leverage
  - Strengthen the balance sheet



Consistent, Predictable Model

The Westmoreland Difference:

Low-Risk Contracts. Exceptional Assets. Significant Cash Flow Yield.

Superior Contracts



- Long-term customer contracts
- Minimal coal pricing exposure
- Cost protection

Exceptional Assets



- Mine-mouth positioning
- Lowest cost power generation
- Outstanding mine operator

Outstanding Cash Flow



- Highly visible, consistent cash flows
- Successful acquisition integrations
- Cash optimization and savings initiatives

Compelling value investment with attractive risk profile



Appendix

Non-GAAP reconciliations

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use several non-GAAP financial measures to monitor and evaluate our performance. These non-GAAP financial measures may include EBITDA, adjusted EBITDA, and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. We believe these non-GAAP financial measures provide useful information to investors for analysis of our business. We also refer to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the coal and mining industries. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss), or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Year Ended December 31,	
	2016	2015 (As restated)
	(In thousands)	
Net cash provided by operating activities	$ 151,934	$ 45,562
Less cash paid for property, plant and equipment	(46,132)	(77,921)
Plus net customer payments received under loan and lease receivables	6,823	16,300
Free cash flow	$ 112,625	$ (16,059)







Non-GAAP reconciliations

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses EBITDA and Adjusted EBITDA to assess operating performance.

Reconciliation of Net Loss to Adjusted EBITDA :

	Three Months Ended December 31,		Year Ended December 31,	
	2016	2015 (As restated)	2016	2015 (As restated)
	(In thousands)		(In thousands)	
Net loss	$ (7,777)	$ (110,781)	$ (28,872)	$ (219,095)
Income tax expense (benefit)	1,601	(33,848)	(48,059)	(19,890)
Interest income	(1,914)	(1,731)	(7,435)	(7,993)
Interest expense	31,150	26,597	121,819	101,311
Depreciation, depletion and amortization	72,170	26,848	185,267	140,328
Accretion of ARO	10,193	9,630	40,423	38,892
Amortization of intangible assets and liabilities	(158)	(254)	(810)	(1,010)
EBITDA	$ 105,265	$ (83,539)	$ 262,333	$ 32,543
Restructuring charges	-	-	-	656
(Gain) loss on foreign exchange	(816)	(1,200)	715	(3,674)
Loss on impairment	-	136,210	-	136,210
Loss on extinguishment of debt	-	-	-	5,385
Acquisition-related costs [(1)]	-	1,489	568	5,959
Customer payments received under loan and lease receivables [(2)]	5,095	2,876	13,064	27,128
Derivative loss (gain)	(26,219)	(1,130)	(24,055)	5,587
Loss on sale/disposal of assets and other adjustments	4,131	2,339	11,646	5,290
Share-based compensation	1,659	2,160	7,584	7,748
Adjusted EBITDA	$ 89,115	$ 59,205	$ 271,855	$ 222,832
Less San Juan EBITDA	(17,982)	-	(53,961)	-
Less customer payments received under loan and lease receivables [(2)]	(5,095)	(2,876)	(13,064)	(27,128)
Adjusted EBITDA, excluding the impacts of San Juan and loan and lease receivables	$ 66,038	$ 56,329	$ 204,830	$ 195,704

1) Includes the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of Westmoreland Resources GP, LLC, the general partner of WMLP.

2) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

WESTMORELAND COAL COMPANY



WESTMORELAND COAL COMPANY